As filed with the Securities and Exchange Commission on March 27, 2009
Registration  No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WPCS International Incorporated
 (Exact name of registrant as specified in its charter)

Delaware	98-0204758
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

One East Uwchlan Avenue, Suite 301, Exton, Pennsylvania 19341

(Address of principal executive offices) (Zip Code)

2007 Incentive Stock Plan
(full title of the plan)

Andrew Hidalgo, Chief Executive Officer
WPCS INTERNATIONAL INCORPORATED
One East Uwchlan Avenue
Suite 301
Exton, Pennsylvania 19341

 (Name and address of agent for service)

(610) 903-0400
(Telephone number, including area code, of agent for service)

With a copy to:

Marc J. Ross, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Phone (212) 930-9700
Fax (212) 930-9725

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.0001 par value	180,000	(2)	$4.04	(4)	$727,200	$40.58
Common Stock, $.0001 par value	220,000	(3)	$1.74	(5)	$382,800	$21.36
Total	400,000				$1,110,000	$61.94

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares of common stock issuable upon exercise of issued and outstanding stock options pursuant to our 2007 Incentive Stock Plan.
(3)	Represents shares of common stock reserved for issuance under our under the 2007 Incentive Stock Plan.
(4)
The Proposed Maximum Offering Price Per Security is calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon: (i) the average exercise price of $4.04 per common share of outstanding options to purchase 180,000 shares of common stock that have been issued to date pursuant to our 2007 Incentive Stock Plan.

(5)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Nasdaq Global Market on March 24, 2009 of $1.74 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common shares which are deemed to be "control securities" or "restricted securities" under the Securities Act that have been acquired by the selling shareholders named in the reoffer prospectus.

Item 1.            Plan Information.

WPCS International Incorporated ("We", "us", "our company" or "WPCS") will provide each participant (the "Recipient") with documents that contain information related to our 2007 Incentive Stock Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8 (the "Registration Statement"). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.            Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

Joseph Heater, Chief Financial Officer
WPCS INTERNATIONAL INCORPORATED
One East Uwchlan Avenue
Suite 301
Exton, Pennsylvania 19341
Telephone: (610) 903-0400

* Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

REOFFER PROSPECTUS

WPCS INTERNATIONAL INCORPORATED
180,000 Shares of
Common Stock

This reoffer prospectus relates to the sale of 180,000 shares of our common stock, $.0001 par value per share, that may be offered and resold from time to time by certain eligible participants and existing selling shareholders identified in this prospectus for their own account issuable upon exercise of currently outstanding stock options which have been issued pursuant to our 2007 Incentive Stock Plan.  After the selling stockholders exercise their stock options, it is anticipated that the selling shareholders will offer common shares for sale at prevailing prices on the Nasdaq Global Market on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling shareholders will be borne by us.

The shares of common stock will be issued pursuant to awards granted under our 2007 Incentive Stock Plan and will be "control securities" under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the common shares under the Securities Act to allow for future sales by selling shareholders on a continuous or delayed basis to the public without restriction.

The selling shareholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is quoted on the Nasdaq Global Market under the symbol WPCS. The closing sale price for our common stock on March 24, 2009 was $1.75 per share.

Investing in our common stock involves risks. See "Risk Factors" on page 3 of this reoffer prospectus. These are speculative securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 27, 2009.

WPCS INTERNATIONAL INCORPORATED

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

Business Overview

We provide design-build engineering services that focus on the implementation requirements of communications infrastructure. We serve the specialty communication systems and wireless infrastructure sectors. Our range of services includes wireless communication, specialty construction, and electrical power to the public services, healthcare, energy and corporate enterprise markets worldwide. Because we are technology independent, we can integrate multiple products and services across a variety of communication requirements. This ability gives our customers the flexibility to obtain the most appropriate solution for their communication needs on a cost effective basis.

Specialty Communication Systems

We provide specialty communication systems which are designed to improve productivity for a specified application by communicating data, voice or video information in situations which were previously non-existent, more difficult to deploy or too expensive. We have the design-build engineering capabilities including wireless communications, specialty construction and electrical power, to engineer a cost effective solution for a customer’s communications infrastructure requirements. In specialty communications, we focus on four primary vertical markets to provide our services. These vertical sectors include public services, healthcare, energy, and corporate enterprise.

•
Public services. We provide communications infrastructure for public services (which includes police, fire and emergency systems), public utilities (which includes water treatment and sewage), education, military and transportation infrastructure.

•	Healthcare. We provide communications infrastructure for hospitals, medical centers and healthcare networks.

•	Energy. We provide communications infrastructure for petrochemical, natural gas, electric utilities and alternative energy (solar and wind).

•	Corporate enterprise. We provide communications infrastructure for property management, gaming, logistics, and multinational companies.

 For the nine months ended January 31, 2009 and 2008, specialty communication systems represented approximately 89% and 88% of our total revenue, respectively. The percentage of revenue from specialty communication systems varies based on the mix of work performed during each period. We have experienced and continue to experience quarterly fluctuations in specialty communication systems revenue as a result of various factors, which include the timing and volume of customers’ projects, changes in mix of customers, contracts, capital expenditure and maintenance budgets, and changes in the general level of construction activity. However, we expect our mix to remain consistent with historical performance, in which over 80% of our total revenue is derived from specialty communications.

Wireless Infrastructure Services

We provide wireless infrastructure services to major wireless carriers, which are services that include the engineering, installation, integration and maintenance of wireless carrier equipment. Wireless carriers continue to be focused on building and expanding their networks, increasing capacity, upgrading their networks with new technologies and maintaining their existing infrastructure. Our engineers install and test base station equipment at the carrier cell site, including installation of new equipment, technology upgrades, equipment modifications and reconfigurations. These services may also include tower construction. For the nine months ended January 31, 2009 and 2008, wireless infrastructure services represented approximately 11% and 12% of our total revenue, respectively. We have experienced and continue to experience quarterly fluctuations in wireless infrastructure services as a result of the capital expenditure and maintenance needs of the wireless carriers.

We maintain our principal office at One East Uwchlan Avenue, Suite 301, Exton, Pennsylvania 19341 and our telephone number is (610) 903-0400.  Our website is www.wpcsinternational.com.  We are a Delaware corporation.

The Offering

Common stock outstanding before the offering	6,942,266 shares.

Common stock offered by selling stockholders	180,000 shares issuable upon exercise of outstanding stock options.

Common stock to be outstanding after the offering	7,122,266 shares, which includes 180,000 shares issuable upon exercise of outstanding stock options registered herewith.

Use of proceeds
We will receive the exercise price from the sale of shares to the selling stockholders when, and if, such selling stockholders exercise their stock options.  Any proceeds received by us from the exercise of such stock options will be used for general working capital purposes.

Nasdaq Global Market Symbol	WPCS

Forward-Looking Statements
This prospectus contains forward-looking statements that address, among other things, our strategy to develop and grow our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions.  We base these forward-looking statements on information currently available to us, and we assume no obligation to update them.  Our actual results may differ materially from the results anticipated in these forward-looking statements, due to the various factors described under “Risk Factors.”

RISK FACTORS

An investment in our common stock has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this report. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock

Our success is dependent on growth in the deployment of wireless networks, and to the extent that such growth slows down, our revenues may decrease and our ability to continue operating profitably may be harmed.

Customers are constantly re-evaluating their network deployment plans in response to trends in the capital markets, changing perceptions regarding industry growth, the adoption of new wireless technologies, increasing pricing competition and general economic conditions in the United States and internationally. If the rate of network deployment growth slows and customers reduce their capital investments in wireless technology or fail to expand their networks, our revenues and profits could be reduced.

If we fail to accurately estimate costs associated with our fixed-price contracts using percentage-of-completion, our actual results may vary from our assumptions, which may reduce our profitability or impair our financial performance.

A substantial portion of our revenue is derived from fixed price contracts. Under these contracts, we set the price of our services on an aggregate basis and assume the risk that the costs associated with our performance may be greater than we anticipated. We recognize revenue and profit on these contracts as the work on these projects progresses on a percentage-of-completion basis. Under the percentage-of-completion method, contracts in process are valued at cost plus accrued profits less earned revenues and progress payments on uncompleted contracts.

The percentage-of-completion method therefore relies on estimates of total expected contract costs. These costs may be affected by a variety of factors, such as lower than anticipated productivity, conditions at work sites differing materially from what was anticipated at the time we bid on the contract and higher costs of materials and labor. Contract revenue and total cost estimates are reviewed and revised monthly as the work progresses, such that adjustments to profit resulting from revisions are made cumulative to the date of the revision. Adjustments are reflected in contract revenue for the fiscal period affected by these revised estimates. If estimates of costs to complete long-term contracts indicate a loss, we immediately recognize the full amount of the estimated loss. Such adjustments and accrued losses could result in reduced profitability and liquidity.

Failure to properly manage projects may result in unanticipated costs or claims.

Our wireless network engagements may involve large scale, highly complex projects. The quality of our performance on such projects depends in large part upon our ability to manage the relationship with our customers, and to effectively manage the project and deploy appropriate resources, including third-party contractors and our own personnel, in a timely manner. Any defects or errors or failure to meet customers’ expectations could result in claims for substantial damages against us. Our contracts generally limit our liability for damages that arise from negligent acts, errors, mistakes or omissions in rendering services to our customers. However, we cannot be sure that these contractual provisions will protect us from liability for damages in the event we are sued. In addition, in certain instances, we guarantee customers that we will complete a project by a scheduled date or that the network will achieve certain performance standards. If the project or network experiences a performance problem, we may not be able to recover the additional costs we would incur, which could exceed revenues realized from a project.

The industry in which we operate has relatively low barriers to entry and increased competition could result in margin erosion, which would make profitability even more difficult to sustain.

Other than the technical skills required in our business, the barriers to entry in our business are relatively low. We do not have any intellectual property rights to protect our business methods and business start-up costs do not pose a significant barrier to entry. The success of our business is dependent on our employees, customer relations and the successful performance of our services. If we face increased competition as a result of new entrants in our markets, we could experience reduced operating margins and loss of market share and brand recognition.

Our business depends upon our ability to keep pace with the latest technological changes, and our failure to do so could make us less competitive in our industry.

The market for our services is characterized by rapid change and technological improvements. Failure to respond in a timely and cost-effective way to these technological developments may result in serious harm to our business and operating results. We have derived, and we expect to continue to derive, a substantial portion of our revenues from deploying wireless networks that are based upon today’s leading technologies and that are capable of adapting to future technologies. As a result, our success will depend, in part, on our ability to develop and market service offerings that respond in a timely manner to the technological advances of our customers, evolving industry standards and changing preferences.

Our failure to attract and retain engineering personnel or maintain appropriate staffing levels could adversely affect our business.

Our success depends upon our attracting and retaining skilled engineering personnel. Competition for such skilled personnel in our industry is high and at times can be extremely intense, especially for engineers and project managers, and we cannot be certain that we will be able to hire sufficiently qualified personnel in adequate numbers to meet the demand for our services. We also believe that our success depends to a significant extent on the ability of our key personnel to operate effectively, both individually and as a group. Additionally, we cannot be certain that we will be able to hire the requisite number of experienced and skilled personnel when necessary in order to service a major contract, particularly if the market for related personnel is competitive. Conversely, if we maintain or increase our staffing levels in anticipation of one or more projects and the projects are delayed, reduced or terminated, we may underutilize the additional personnel, which could reduce our operating margins, reduce our earnings and possibly harm our results of operations. If we are unable to obtain major contracts or effectively complete such contracts due to staffing deficiencies, our revenues may decline and we may experience a drop in net income.

If we are unable to identify and complete future acquisitions, we may be unable to continue our growth.

Since November 1, 2001, we have acquired 16 companies and we intend to further expand our operations through targeted strategic acquisitions. However, we may not be able to identify suitable acquisition opportunities. Even if we identify favorable acquisition targets, there is no guarantee that we can acquire them on reasonable terms or at all. If we are unable to complete attractive acquisitions, the growth that we have experienced over the last five fiscal years may decline.

Future acquired companies could be difficult to assimilate, disrupt our business, diminish stockholder value and adversely affect our operating results.

Completing acquisitions may require significant management time and financial resources because we may need to assimilate widely dispersed operations with distinct corporate cultures. Our failure to manage future acquisitions successfully could seriously harm our operating results. Also, acquisitions could cause our quarterly operating results to vary significantly. Furthermore, our stockholders would be diluted if we financed the acquisitions by issuing equity securities. In addition, acquisitions expose us to risks such as undisclosed liabilities, increased indebtedness associated with an acquisition and the potential for cash flow shortages that may occur if anticipated financial performance is not realized or is delayed from such acquired companies.

Amounts included in our backlog may not result in actual revenue or translate into profits.

As of January 31, 2009, we had a backlog of unfilled orders of approximately $41 million. This backlog amount is based on contract values and purchase orders and may not result in actual receipt of revenue in the originally anticipated period or at all. In addition, contracts included in our backlog may not be profitable. We have experienced variances in the realization of our backlog because of project delays or cancellations resulting from external market factors and economic factors beyond our control and we may experience delays or cancellations in the future. If our backlog fails to materialize, we could experience a reduction in revenue, profitability and liquidity.

If we are unable to retain the services of Messrs. Hidalgo, Heinz, James, Madenford, Polulak or Walker, operations could be disrupted.

Our success depends to a significant extent upon the continued services of Mr. Andrew Hidalgo, our Chief Executive Officer and Messrs. James Heinz, Steven James Charles Madenford, Myron Polulak and Donald Walker, our Executive Vice Presidents. Mr. Hidalgo has overseen our company since inception and provides leadership for our growth and operations strategy. Messrs. Heinz, James, Madenford, Polulak and Walker oversee the day-to-day operations of our operating subsidiaries. Loss of the services of Messrs. Hidalgo, Heinz, James, Madenford, Polulak or Walker could disrupt our operations and harm our growth, revenues, and prospective business. We do not maintain key-man insurance on the lives of Messrs. Hidalgo, Heinz, James, Madenford, Polulak or Walker.

Employee strikes and other labor-related disruptions may adversely affect our operations.

Our business is labor intensive, with certain projects requiring large numbers of engineers. Over 44% of our workforce is unionized. Strikes or labor disputes with our unionized employees may adversely affect our ability to conduct our business. If we are unable to reach agreement with any of our unionized work groups on future negotiations regarding the terms of their collective bargaining agreements, or if additional segments of our workforce become unionized, we may be subject to work interruptions or stoppages. Any of these events could be disruptive to our operations and could result in negative publicity, loss of contracts and a decrease in revenues.

We may incur goodwill impairment charges in our reporting entities which could harm our profitability.

In accordance with Statement of Financial Accounting Standards, or SFAS, No. 142, “Goodwill and Other Intangible Assets,” we periodically review the carrying values of our goodwill to determine whether such carrying values exceed the fair market value. Except for TAGS, each of our acquired companies, of which each is a reporting unit, is subject to an annual review for goodwill impairment. If impairment testing indicates that the carrying value of a reporting unit exceeds its fair value, the goodwill of the reporting unit is deemed impaired. Accordingly, an impairment charge would be recognized for that reporting unit in the period identified, which could reduce our profitability.

Our quarterly results fluctuate and may cause our stock price to decline.

Our quarterly operating results have fluctuated in the past and will likely fluctuate in the future. As a result, we believe that period to period comparisons of our results of operations are not a good indication of our future performance. A number of factors, many of which are beyond our control, are likely to cause these fluctuations. Some of these factors include:

•	the timing and size of network deployments and technology upgrades by our customers;

•	fluctuations in demand for outsourced network services;

•
the ability of certain customers to sustain capital resources to pay their trade accounts receivable balances and required changes to our allowance for doubtful accounts based on periodic assessments of the collectibility of our accounts receivable balances;

•	reductions in the prices of services offered by our competitors;

•	our success in bidding on and winning new business; and

•	our sales, marketing and administrative cost structure.

Because our operating results may vary significantly from quarter to quarter, our operating results may not meet the expectations of securities analysts and investors, and our common stock could decline significantly which may expose us to risks of securities litigation, impair our ability to attract and retain qualified individuals using equity incentives and make it more difficult to complete acquisitions using equity as consideration.

Our stock price may be volatile, which may result in lawsuits against us and our officers and directors.

The stock market in general, and the stock prices of technology and telecommunications companies in particular, have experienced volatility that has often been unrelated to or disproportionate to the operating performance of those companies. The market price of our common stock has fluctuated in the past and is likely to fluctuate in the future. Between March 1, 2008 and March 1, 2009, our common stock has traded as low as $1.51 and as high as $7.60 per share, based upon information provided by the NASDAQ Global Market. Factors which could have a significant impact on the market price of our common stock include, but are not limited to, the following:

•	quarterly variations in operating results;

•	announcements of new services by us or our competitors;

•	the gain or loss of significant customers;

•	changes in analysts’ earnings estimates;

•	rumors or dissemination of false information;

•	pricing pressures;

•	short selling of our common stock;

•	impact of litigation;

•	general conditions in the market;

•	changing the exchange or quotation system on which we list our common stock for trading;

•	political and/or military events associated with current worldwide conflicts; and

•	events affecting other companies that investors deem comparable to us.

Companies that have experienced volatility in the market price of their stock have frequently been the object of securities class action litigation. Class action and derivative lawsuits could result in substantial costs to us and a diversion of our management’s attention and resources, which could materially harm our financial condition and results of operations.

Future changes in financial accounting standards may adversely affect our reported results of operations.

A change in accounting standards could have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New pronouncements and varying interpretations of pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct our business.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, newly enacted SEC regulations and NASDAQ Stock Market rules, have created additional burdens for companies such as ours. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest appropriate resources to comply with evolving standards. This investment will result in increased general and administrative costs and a diversion of management time and attention from revenue-generating activities to compliance activities.

We can issue shares of preferred stock without shareholder approval, which could adversely affect the rights of common shareholders.

Our certificate of incorporation permits us to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of our preferred stock and to issue such stock without approval from our stockholders. The rights of holders of our common stock may suffer as a result of the rights granted to holders of preferred stock that we may issue in the future. In addition, we could issue preferred stock to prevent a change in control of our company, depriving common shareholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

There may be an adverse effect on the market price of our shares as a result of shares being available for sale in the future.

As of March 1, 2009, holders of our outstanding options and warrants have the right to acquire 2,530,096 shares of common stock issuable upon the exercise of stock options and warrants, at exercise prices ranging from $2.37 to $12.10 per share, with a weighted average exercise price of $6.68. The sale or availability for sale in the market of the shares underlying these options and warrants could depress our stock price. We have registered substantially all of the underlying shares described above for resale. Holders of registered underlying shares may resell the shares immediately upon issuance upon exercise of an option or warrant.

If our stockholders sell substantial amounts of our shares of common stock, including shares issued upon the exercise of outstanding options and warrants, the market price of our common stock may decline. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

We are subject to the risks associated with doing business in the People’s Republic of China (PRC).

We conduct certain business in China through our TAGS joint venture, which is organized under the laws of the PRC. Our China operations are directly related to and dependent on the social, economic and political conditions in this country, many of which we have no control over, and are influenced by many factors, including:

•	changes in the region’s economic, social and political conditions or government policies;

•	changes in trade laws, tariffs and other trade restrictions or licenses;

•	changes in foreign exchange regulation in China may limit our ability to freely convert currency to make dividends or other payments in U.S. dollars;

•	fluctuation in the value of the RMB (Chinese Yuan) could adversely affect the value of our investment in China;

•	limitations on the repatriation of earnings or assets, including cash;

•	adverse changes in tax laws and regulations;

•	difficulties in managing or overseeing our China operations, including the need to implement appropriate systems, policies, benefits and compliance programs; and

•	different liability standards and less developed legal systems that may be less predictable than those in the United States.

The occurrence or consequences of any of these conditions may restrict our ability to operate and/or decrease the profitability of our operations in China.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

·	that a broker or dealer approve a person's account for transactions in penny stocks; and

·	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

·	obtain financial information and investment experience objectives of the person; and

·
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

·	sets forth the basis on which the broker or dealer made the suitability determination; and

·	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. Factors that could cause differences include, but are not limited to, expected market demand for the Company’s services, fluctuations in pricing for materials, and competition.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

This prospectus relates to sale of shares of common stock issuable upon exercise of currently outstanding stock options that may be offered and sold from time to time by the selling stockholders. We will receive the exercise price from the sale of shares to the selling stockholders when, and if, such selling stockholders exercise their stock options.  Any proceeds received by us from the exercise of such stock options will be used for general working capital purposes.

SELLING STOCKHOLDERS

The selling shareholders named in this prospectus (the "Selling Shareholders") are offering all of the 180,000 shares offered through this prospectus pursuant to the exercise of stock options granted to the selling shareholders pursuant to our 2007 Incentive Stock Plan.

A total of 400,000 shares of common stock have been reserved for issuance under all awards that may be granted under our 2007 Incentive Stock Plan.

 If, subsequent to the date of this reoffer prospectus, we grant any further awards under the 2007 Incentive Stock Plan, as amended, to any eligible participants who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

The following table provides, as of March 24, 2009 information regarding the beneficial ownership of our common shares held by each of the selling shareholders, including:

1.	the number of common shares owned by each selling shareholder prior to this offering;

2.      the total number of common shares that are to be offered by each selling shareholder;

3.	the total number of common shares that will be owned by each selling shareholder upon completion of the offering; and

4.	the percentage owned by each selling shareholder.

Information with respect to beneficial ownership is based upon information obtained from the selling shareholders. Information with respect to "Shares Beneficially Owned Prior to the Offering" includes the shares issuable upon exercise of the stock options held by the selling shareholders to the extent these options are exercisable within 60 days of March 24, 2009. The "Number of Shares Being Offered" includes the common shares that may be acquired by the selling shareholders pursuant to the exercise of stock options granted to the selling shareholders pursuant to our 2007 Incentive Stock Plan, as amended. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling shareholders. Except as described below and to our knowledge, the named selling shareholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

Because the selling shareholders may offer all or part of the common shares currently owned or the common shares received upon exercise of the options, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of options that will be held upon termination of this offering. The common shares currently owned and the common shares received upon exercise of the options offered by this reoffer prospectus may be offered from time to time by the selling shareholders named below.

________	Shares Beneficially Owned Prior To This Offering			Number of Shares That May Be Re-Offered Pursuant to the Prospectus (3)	Shares Beneficially Owned Upon Completion of the Offering
Name of Selling Shareholder **	Number(1)		Percent (2)		Number(1)		Percent (2)
Andrew Hidalgo	416,203	(4)	6.40%	50,000	409,953		5.74%
Joseph Heater	74,595	(5)	1.40%	27,500	70,845		1.01%
Michael Doyle	0		*	10,000	0		0%
Norm Dumbroff	96,072	(6)	1.50%	10,000	94,822		1.36%
Neil Hebenton	13,154	(5)	*	10,000	11,904		*
James Heinz	108,781	(7)	1.76%	17,500	107,531		1.54%
Charles Madenford	5,334	(5)	*	17,500	4,084		*
Donald Walker	3,750	(5)	*	17,500	0		0%
Gary Walker	68,814	(8)	1.12%	10,000	67,564		*
William Whitehead	29,238	(9)	*	10,000	27,988		*
Totals:	815,941	(10)	12.99%	180,000	794,691	(10)	10.85%

* Represents less than 1%
** The address for the above listed officers and directors is c/o WPCS International Incorporated, One East Uwchlan Avenue, Suite 301, Exton, Pennsylvania 19341.

(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of common shares actually outstanding on March 24, 2009.

(2) Applicable percentage of ownership is based on 6,942,266 common shares outstanding as of March 24, 2009.

(3) Consists of all shares of our common stock which the Selling Stockholder has the right to acquire through the exercise of options granted under the 2007 Incentive Stock Plan, whether or not such right has yet become exercisable or will become exercisable within 60 days after March 24, 2009.

(4) Includes 205,986 shares of common stock underlying options that are currently exercisable or exercisable within 60 days.

(5) Represents shares of common stock underlying options that are currently exercisable or exercisable within 60 days.

(6) Includes 25,238 shares of common stock underlying options that are currently exercisable or exercisable within 60 days.

(7) Includes 49,257 shares of common stock underlying options that are currently exercisable or exercisable within 60 days.

(8) Includes 1,250 shares of common stock underlying options that are currently exercisable or exercisable within 60 days.

(9) Includes 25,238 shares of common stock underlying options that are currently exercisable or exercisable within 60 days.

(10) Includes 403,802 shares of common stock underlying options that are currently exercisable or exercisable within 60 days.

PLAN OF DISTRIBUTION

Timing of Sales

Under our 2007 Incentive Stock Plan (the “Plan”), we are authorized to issue up to 400,000 shares of our common stock.

Subject to the foregoing, the selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling shareholders determine from time to time.

Manner of Sale

The common shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling shareholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling shareholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling shareholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling shareholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling shareholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling shareholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "institutional accredited investors." The term "institutional accredited investor" refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $15,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The condensed consolidated financial statements of WPCS International Incorporated as of April 30, 2008 and 2007 and for the years ended April 30, 2008 and 2007, have been incorporated by reference herein and in the registration statement in reliance upon the report of J.H. COHN LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus.  Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

•	Reference is made to our annual report on Form 10-K for the fiscal year ended April 30, 2008, as filed with the SEC on July 29, 2008, which is hereby incorporated by reference;
•	Reference is made to our quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2008, as filed with the SEC on September 15, 2008, which is hereby incorporated by reference;
•	Reference is made to our quarterly report on Form 10-Q for the fiscal quarter ended October 31, 2008, as filed with the SEC on December 15, 2008, which is hereby incorporated by reference;
•	Reference is made to our quarterly report on Form 10-Q for the fiscal quarter ended January 31, 2009, as filed with the SEC on March 17, 2009, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on July 1, 2008, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on July 17, 2008, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on July 29, 2008, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on September 15, 2008, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on October 10, 2008, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on November 18, 2008, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on December 2, 2008, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on December 15, 2008, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on March 10, 2009, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on March 17, 2009, which is hereby incorporated by reference; and
•	The description of our common stock is incorporated by reference to our Registration Statement on Form SB-2/A, filed with the SEC on April 7, 2006.

 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Our Bylaws provide that we shall indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC.  Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC.  We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees.  You can call the SEC at 1-800-732-0330 for further information about the public reference room.  We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov.  No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

WPCS INTERNATIONAL INCORPORATED

__________________

180,000 SHARES OF COMMON STOCK

_______________

PROSPECTUS
_______________

March 27, 2009

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

           The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•	Reference is made to our annual report on Form 10-K for the fiscal year ended April 30, 2008, as filed with the SEC on July 29, 2008, which is hereby incorporated by reference;
•	Reference is made to our quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2008, as filed with the SEC on September 15, 2008, which is hereby incorporated by reference;
•	Reference is made to our quarterly report on Form 10-Q for the fiscal quarter ended October 31, 2008, as filed with the SEC on December 15, 2008, which is hereby incorporated by reference;
•	Reference is made to our quarterly report on Form 10-Q for the fiscal quarter ended January 31, 2009, as filed with the SEC on March 17, 2009, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on July 1, 2008, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on July 17, 2008, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on July 29, 2008, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on September 15, 2008, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on October 10, 2008, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on November 18, 2008, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on December 2, 2008, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on December 15, 2008, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on March 10, 2009, which is hereby incorporated by reference;
•	Reference is made to our current report on Form 8-K as filed with the SEC on March 17, 2009, which is hereby incorporated by reference; and
•	The description of our common stock is incorporated by reference to our Registration Statement on Form SB-2/A, filed with the SEC on April 7, 2006.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

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Item 6.  Indemnification of Directors and Officers.

Our Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Our Bylaws provide that we shall indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

The 180,000 shares of common stock to be sold by the selling stockholders pursuant to this Registration Statement are issuable upon exercise of outstanding stock options issued pursuant to the Registrant’s 2007 Incentive Stock Plan.  The stock options were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 8.  Exhibits.

Exhibit Number	Description
5.01	Opinion of Sichenzia Ross Friedman Ference LLP
10.01	2007 Incentive Stock Plan, filed as an exhibit to quarterly report on Form 10-Q, filed with the Commission on September 14, 2008 and incorporated herein by reference.
23.01	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
23.02	Consent of J.H. COHN LLP
24.01	Power of Attorney (included on the signature page)

Item 9.  Undertakings.

(1)	The undersigned Registrant hereby undertakes to:

(a) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

(b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

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(c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(2)  The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, Commonwealth of Pennsylvania, on March 27, 2009.

WPCS INTERNATIONAL INCORPORATED

Date: March 27, 2009	By: /s/ ANDREW HIDALGO
Andrew Hidalgo
Chief Executive Officer (Principal Executive Officer)

Date: March 27, 2009	By: /s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of WPCS International Incorporated, a Delaware corporation, do hereby constitute and appoint Andrew Hidalgo and Joseph Heater and each of them his or her true and lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
/s/ ANDREW HIDALGO Andrew Hidalgo	Chairman, Chief Executive Officer (Principal Executive Officer) and Director	March 27, 2009
/s/ JOSEPH HEATER Joseph Heater	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 27, 2009
/s/ MICHAEL A. DOYLE Michael A. Doyle	Director	March 27, 2009
Norm Dumbroff	Director	March 27, 2009
/s/ NEIL HEBENTON Neil Hebenton	Director	March 27, 2009
Gary Walker	Director	March 27, 2009
/s/ WILLIAM WHITEHEAD William Whitehead	Director	March 27, 2009

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